Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Diamond Resorts Parent, LLC and Subsidiaries
Las Vegas, Nevada
We hereby consent to the use in this Registration Statement of our report dated March 11, 2011 (except for Note 25, as to which the date is April 29, 2011), relating to the consolidated financial statements of Diamond Resorts Parent, LLC and Subsidiaries, which are contained in this Registration Statement.
We also consent to the reference to us under the caption “Experts” in the Registration Statement.
/s/ BDO USA, LLP
Las Vegas, Nevada
April 29, 2011